CUSIP 000918102                                                    Exhibit 99.1

                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (the "Agreement") agrees that the statement on Schedule 13G with respect to the Common Stock issued by ACM Government Opportunity Fund, Inc., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.



Aon Corporation
Date:  May 1, 1997



/s/ Michael A. Conway
-----------------------------
By: Michael A. Conway
Vice President and Senior Investment Officer



Aon Advisors, Inc.
Date:  May 1, 1997



/s/ Michael A. Conway
-----------------------------
By: Michael A. Conway
President



Combined Insurance Company of America
Date:  May 1, 1997



/s/ Michael A. Conway
-----------------------------
By: Michael A. Conway
Vice President and
Senior Investment Officer